Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES SECOND QUARTER 2012 RESULTS

Continued Improvement in Revenue Trajectory

ATLANTA — August 2, 2012 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its second quarter ended June 30, 2012.

Highlights for the second quarter include:

•                  Net loss of $(1.1) million or $(0.01) per share

•                  Adjusted EBITDA (a non-GAAP measure) of $66.4 million

•                  Net cash provided by operating activities of $22.2 million

•                  Unlevered free cash flow (a non-GAAP measure) of $41.9 million

•                  Ending cash and marketable securities of $258.0 million

These results include an $8.3 million increase in reserves for regulatory audits.

“We are making good progress in the transformation of platforms, products and people to position EarthLink for long-term success as an IT services company,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.   “Our business is trending in the right direction towards growth. We continue to invest in IT services and integration to support our future, while evolving our organizational structure and distribution channels to fuel our growth.”

Financial and Operating Results

EarthLink reported total company revenue of $338.2 million in the second quarter of 2012, a 2% decrease from the prior quarter and a 7% decrease from the year-ago quarter.  Business services comprised 76% of EarthLink’s revenue in the second quarter of 2012, up from 74% in the year-ago quarter. Business services revenue declined $2.8 million, or 1%, from the prior quarter, narrowing the declines in this segment. The company’s consumer services segment continues to perform well, with higher-margin broadband services accounting for 68% of consumer access revenue in the second quarter of 2012, up from 67% in the prior quarter and 65% in the year-ago quarter. Subscriber churn in the consumer segment was 2.3% in the second quarter of 2012, as compared to 2.5% in the prior quarter and 2.6% in the year-ago quarter.

EarthLink’s selling, general and administrative expenses were $106.4 million, or 31% of revenue, in the second quarter of 2012, as compared to expenses of $110.1 million in the prior quarter and $113.8 million in the year-ago quarter.

Profitability and Other Financial Measures

Net loss was $(1.1) million, or $(0.01) per share, in the second quarter of 2012, as compared to net income of $7.3 million, or $0.07 per share, in the prior quarter, and $6.5 million, or $0.06 per share, in the year-ago quarter.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $66.4 million in the second quarter of 2012, versus Adjusted EBITDA of $77.6 million in the prior quarter and $88.9 million in the year-ago quarter.

EarthLink’s second quarter 2012 net loss and Adjusted EBITDA reflect an $8.3 million charge recorded within cost of revenue to increase the company’s reserves for regulatory audits, primarily an audit currently being conducted by the Universal Service Administration Company on Federal Universal Service Fund assessments and payments in the legacy ITC^DeltaCom business.

Balance Sheet and Cash Flow

Net cash provided by (used in) operating activities was $22.2 million during the second quarter of 2012, compared to $66.2 million in the prior quarter and ($9.0) million in the year-ago quarter. EarthLink generated unlevered free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $41.9 million during the second quarter of 2012, compared to $45.9 million in the prior quarter and $66.2 million in the year-ago quarter.

As of June 30, 2012, the company reported cash and marketable securities of $258.0 million. Capital expenditures were $24.5 million for the second quarter of 2012. During the second quarter of 2012, the company made $5.3 million of dividend payments to shareholders, repurchased 0.7 million shares of common stock at an average price of $7.37 per share and made $30.4 million of scheduled semi-annual interest payments on long-term debt.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.  Today, EarthLink announced revised financial guidance for the full year 2012. Management now expects Adjusted EBITDA of $275 million to $285 million, capital expenditures of $115 million to $125 million, and net loss of $(4) million to $(1) million for the full year 2012.

Organizational Announcement

Also today, EarthLink announced that President and Chief Operating Officer Joseph M. Wetzel will depart from the company on December 31, 2012 in conjunction with the expected launch of major components of EarthLink’s new integrated OSS platform.

“Joe Wetzel has been an instrumental part of EarthLink’s transformation over the past five years. His leadership and expertise in operational optimization has been a critical driver in moving our company forward,” said Huff.  “Our Board of Directors and I appreciate Joe’s willingness to see EarthLink through the complex and substantial transformation and integration that has been underway the past two years.”

Wetzel’s responsibilities will be transitioned to operating level executives with functional accountability directly to Huff.  Wetzel, 56, joined the company in August of 2007. “It has been an honor to be part of the EarthLink team,” commented Wetzel. “With our business well positioned for the future and a strong leadership team in place, the timing is right for me to make this transition.”

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered free cash flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less cash used for purchases of property and equipment.

Adjusted EBITDA and unlevered free cash flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, August 2, 2012, at 8:30 a.m. ET hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, President and Chief Operating Officer Joseph M. Wetzel, and Chief Financial Officer Bradley A. Ferguson.

U.S. and Canada Dial-in Number	800-706-0730
International Dial-in Number	706-634-5173

Participants should reference the conference ID number 10239463 or “EarthLink’s 2nd Quarter 2012 Conference Call,” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on August 2 through midnight on September 12, 2012.

Dial toll-free 855-859-2056. The replay confirmation code is 10239463.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services and communications provider to more than 150,000 businesses and one million consumers nationwide. EarthLink empowers customers with managed services including cloud computing, managed and private cloud, and virtualization services such as managed hosting and cloud workspace. EarthLink also offers a robust portfolio of IT security, application hosting, colocation and IT support services. The company operates an extensive network spanning 28,800 route fiber miles with 90 metro fiber rings and 4 secure data centers providing ubiquitous nationwide data and voice IP service coverage across more than 90 percent of the country. Founded in 1994, EarthLink’s award-winning reputation for outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website at www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include (1) that we may not be able to execute our strategy to grow our business services revenue, especially revenue from advanced products, in an expeditious manner, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful or experience delays in integrating acquisitions into our business while we develop our Business Services advanced product portfolio, which could result in operating difficulties, losses and other adverse consequences; (3) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (4) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to achieve operating efficiencies will adversely affect our results of operations; (6) that unfavorable general economic conditions could harm our business; (7) that we face significant competition in the communications and managed IT services industry that could reduce our profitability; (8) that decisions by the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (9) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (10) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (11) that we may experience reductions in switched access and reciprocal compensation revenue; (12) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (13) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal, or other factors, which could adversely affect our revenue and results of operations; (14) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations;  (15) that our consumer business is dependent on the availability of third-party network service providers; (16) that we face significant competition in the Internet industry that could reduce our profitability; (17) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (18) that potential regulation of Internet service providers could adversely affect our operations; (19) that we may be unable to hire and retain sufficient qualified personnel, including Business Services sales personnel, and that the loss of any of our key executive officers could adversely affect us; (20) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (21) that security breaches could damage our reputation and harm our operating results; (22) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (23) that our business depends on effective business support systems and processes; (24) that government regulations could adversely affect our business or force us to change our business practices and that we are subject to regulatory audits; (25) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (26) that we may not be able to protect our intellectual property; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that if we are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (30) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (31) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (32) that we may require additional capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (33) that we may reduce, or cease payment of, quarterly cash dividends; (34) that our stock price may be volatile; and (35) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations (1)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012

Revenues	$363,559	$338,178	$606,577	$682,554

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	164,357	168,216	268,080	327,553
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	113,795	106,436	186,959	216,505
Depreciation and amortization	45,093	45,980	66,769	91,234
Restructuring, acquisition and integration-related costs (2)	11,046	3,836	15,551	7,357
Total operating costs and expenses	334,291	324,468	537,359	642,649

Income from operations	29,268	13,710	69,218	39,905
Interest expense and other, net	(19,076)	(15,709)	(32,036)	(31,467)
Income (loss) before income taxes	10,192	(1,999)	37,182	8,438
Income tax (provision) benefit	(3,644)	893	(14,271)	(2,281)
Net income (loss)	$6,548	$(1,106)	$22,911	$6,157

Net income (loss) per share
Basic	$0.06	$(0.01)	$0.21	$0.06
Diluted	$0.06	$(0.01)	$0.21	$0.06

Weighted average common shares outstanding
Basic	109,593	106,244	108,990	106,252
Diluted	110,490	106,244	110,051	107,036

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	June 30,
	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$211,783	$209,452
Marketable securities	28,606	48,512
Restricted cash	1,781	1,014
Accounts receivable, net of allowance of $7,323 and $7,388 as of December 31, 2011 and June 30, 2012, respectively	114,757	113,688
Prepaid expenses	13,163	18,891
Deferred income taxes, net	38,437	41,678
Other current assets	23,530	20,482
Total current assets	432,057	453,717
Long-term marketable securities	1,001	—
Property and equipment, net	389,549	386,172
Deferred income taxes, net	172,376	168,900
Goodwill	378,235	379,320
Other intangible assets, net	285,361	249,924
Other long-term assets	21,872	20,509
Total assets	$1,680,451	$1,658,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,972	$13,256
Accrued payroll and related expenses	28,410	17,745
Accrued interest	11,955	12,120
Other accrued liabilities	116,396	119,367
Deferred revenue	68,182	68,622
Current portion of long-term debt and capital lease obligations	1,655	1,526
Total current liabilities	242,570	232,636

Long-term debt and capital lease obligations	653,765	651,371
Other long-term liabilities	30,972	29,512
Total liabilities	927,307	913,519

Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and June 30, 2012	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,202 and 196,694 shares issued as of December 31, 2011 and June 30, 2012, respectively, and 106,193 and 105,677 shares outstanding as of December 31, 2011 and June 30, 2012, respectively	1,962	1,967
Additional paid-in capital	2,071,298	2,064,508
Accumulated deficit	(613,668)	(607,511)
Treasury stock, at cost, 90,009 and 91,017 shares as of December 31, 2011 and June 30, 2012, respectively	(706,434)	(713,938)
Accumulated other comprehensive loss	(14)	(3)
Total stockholders’ equity	753,144	745,023
Total liabilities and stockholders’ equity	$1,680,451	$1,658,542

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2012	2012

Net income (loss)	$6,548	$7,263	$(1,106)
Interest expense and other, net	19,076	15,758	15,709
Income tax provision (benefit)	3,644	3,174	(893)
Depreciation and amortization	45,093	45,254	45,980
Stock-based compensation expense	3,514	2,672	2,868
Restructuring, acquisition and integration-related costs (2)	11,046	3,521	3,836
Adjusted EBITDA (3)	$88,921	$77,642	$66,394

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2012	2012

Net income (loss)	$6,548	$7,263	$(1,106)
Interest expense and other, net	19,076	15,758	15,709
Income tax provision (benefit)	3,644	3,174	(893)
Depreciation and amortization	45,093	45,254	45,980
Stock-based compensation expense	3,514	2,672	2,868
Restructuring, acquisition and integration-related costs (2)	11,046	3,521	3,836
Purchases of property and equipment	(22,693)	(31,775)	(24,450)
Unlevered free cash flow (3)	$66,228	$45,867	$41,944

EARTHLINK, INC.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2012	2012

Net cash (used in) provided by operating activities	$(8,993)	$66,211	$22,251
Income tax provision (benefit)	3,644	3,174	(893)
Non-cash income taxes	(2,187)	(1,244)	2,848
Interest expense and other, net	19,076	15,759	15,709
Amortization of debt discount, premium and issuance costs	(3,326)	494	479
Restructuring, acquisition and integration-related costs (2)	11,046	3,521	3,836
Changes in operating assets and liabilities	70,084	(9,989)	21,919
Purchases of property and equipment	(22,693)	(31,775)	(24,450)
Other, net	(423)	(284)	245
Unlevered free cash flow (3)	$66,228	$45,867	$41,944

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measure (3)

(in millions)

Year
Ending
December 31,
2012
Net loss	($4) - ($1)
Interest expense and other, net	63
Income tax provision	—
Depreciation and amortization	185 - 192
Stock-based compensation expense	13
Restructuring, acquisition and integration-related costs (2)	18
Adjusted EBITDA (3)	$275 - $285

EARTHLINK, INC.

Supplemental Schedule of Segment Information (4)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Business Services
Revenues	$267,613	$257,482	$409,986	$517,746
Cost of revenues	134,150	141,556	206,607	273,374
Gross margin	133,463	115,926	203,379	244,372
Segment operating expenses	87,586	81,890	132,330	167,291
Segment income from operations	$45,877	$34,036	$71,049	$77,081

Consumer Services
Revenues	$95,946	$80,696	$196,591	$164,808
Cost of revenues	30,207	26,660	61,473	54,179
Gross margin	65,739	54,036	135,118	110,629
Segment operating expenses	17,207	16,202	36,521	31,797
Segment income from operations	$48,532	$37,834	$98,597	$78,832

Consolidated
Revenues	$363,559	$338,178	$606,577	$682,554
Cost of revenues	164,357	168,216	268,080	327,553
Gross margin	199,202	169,962	338,497	355,001
Direct segment operating expenses	104,793	98,092	168,851	199,088
Segment income from operations	94,409	71,870	169,646	155,913
Stock-based compensation expense	3,514	2,868	7,085	5,540
Depreciation and amortization	45,093	45,980	66,769	91,234
Restructuring, acquisition and integration-related costs (2)	11,046	3,836	15,551	7,357
Other operating expenses	5,488	5,476	11,023	11,877
Income from operations	$29,268	$13,710	$69,218	$39,905

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Business Services
Retail services	$219,008	$209,300	$325,328	$421,816
Wholesale services	37,585	38,026	62,380	75,755
Other	11,020	10,156	22,278	20,175
Total revenues	267,613	257,482	409,986	517,746

Consumer Services
Access services	83,403	68,735	170,860	140,502
Value-added services	12,543	11,961	25,731	24,306
Total revenues	95,946	80,696	196,591	164,808

Total Revenues	$363,559	$338,178	$606,577	$682,554

EARTHLINK, INC.

Supplemental Financial Data

	June 30,	December 31,	March 31,	June 30,
	2011	2011	2012	2012
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$490,484	$241,390	$270,797	$257,964
Debt (5)	880,591	624,800	624,800	624,800
Stockholders’ equity	760,886	753,144	753,992	745,023

Employee Data
Number of employees at end of period (6)	3,214	3,241	3,103	3,120

EARTHLINK, INC.

Business Services Operating Metrics

	June 30,	December 31,	March 31,	June 30,
	2011	2011	2012	2012

Total EarthLink Business
Total fiber optic route miles (7)	28,757	28,804	28,804	28,804
Colocations	1,340	1,415	1,415	1,415
Voice and data switches	54	56	56	56

EARTHLINK, INC.

Consumer Services Operating Metrics

	June 30,	December 31,	March 31,	June 30,
	2011	2011	2012	2012
Consumer Subscriber Detail
Narrowband access subscribers	826,000	741,000	704,000	676,000
Broadband access subscribers	652,000	609,000	591,000	568,000
Total consumer subscribers	1,478,000	1,350,000	1,295,000	1,244,000

	Three Months Ended
	June 30,	December 31,	March 31,	June 30,
	2011	2011	2012	2012
Consumer Subscriber Activity
Subscribers at beginning of period	1,557,000	1,410,000	1,350,000	1,295,000
Gross organic subscriber additions	38,000	48,000	45,000	37,000
Churn	(117,000)	(108,000)	(100,000)	(88,000)
Subscribers at end of period	1,478,000	1,350,000	1,295,000	1,244,000

Consumer Metrics
Average subscribers (8)	1,518,000	1,379,000	1,322,000	1,270,000
ARPU (9)	$21.07	$21.20	$21.20	$21.17
Churn rate (10)	2.6%	2.6%	2.5%	2.3%

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)               On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the Northeast, Mid-Atlantic and Upper Midwest. The results of operations of One Communications have been included in EarthLink’s consolidated financial statements since the acquisition date.

(2)               Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Transaction-related costs	$2,802	$154	$4,542	$993
Severance and retention	8,133	1,513	9,825	3,060
Facility-related costs	—	(10)	—	155
Integration-related costs	658	2,179	721	3,330
Acquisition and integration-related costs	11,593	3,836	15,088	7,538
Facility exit and restructuring costs	(547)	—	463	(181)
Total restructuring, acquisition and integration-related costs	$11,046	$3,836	$15,551	$7,357

Acquisition and integration-related costs consist of costs directly related to EarthLink’s acquisitions, such as advisory, legal, accounting, valuation and other professional fees; employee severance and retention costs; facility-related costs, such as lease termination and asset impairments; and integration-related costs, such as system conversion, rebranding costs and integration related consulting and employee costs.  EarthLink expects to incur approximately $7.0 million and $4.0 million of acquisition and integration-related costs in the third quarter of 2012 and fourth quarter of 2012, respectively.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007  Plan was primarily implemented during 2007 and 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

(3)               Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less purchases cash used for of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

(4)               The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services . The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which includes the sale of customer premises equipment and web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking, email storage and Internet call waiting; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

(5)               Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	June 30,	December 31,	March 31,	June 30,
	2011	2011	2012	2012
EarthLink Senior Notes - Principal	300,000	300,000	300,000	300,000
EarthLink Senior Notes - Discount	(10,226)	(9,779)	(9,547)	(9,310)
EarthLink Convertible Senior Notes - Principal	255,791	—	—	—
EarthLink Convertible Senior Notes - Discount	(5,490)	—	—	—
ITC^DeltaCom Senior Secured Notes - Principal	324,800	324,800	324,800	324,800
ITC^DeltaCom Senior Secured Notes - Premium	24,189	22,056	20,914	19,780
Carrying amount of debt	889,064	637,077	636,167	635,270

(6)               Represents full-time equivalents.

(7)               As of June 30, 2011, includes 12,559 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles. As of June 30, 2012, includes 24,859 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles.

(8)               Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.  Average subscribers for the six month periods is calculated by averaging the ending monthly subscribers or accounts for the seven months preceding and including the end of the period.

(9)               ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(10)   Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.